PennantPark Investment Corporation Announces Financial Results for the Quarter Ended March 31, 2013

NEW YORK, NY -- (Marketwire - May 08, 2013) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for its second fiscal quarter ended March 31, 2013.

HIGHLIGHTS
Quarter Ended March 31, 2013
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                               $ 1,114.9
  Net assets                                         $   697.4
  Net asset value per share                          $   10.50

Credit Facility (cost $171.7)                        $   171.7
2025 Notes (cost $71.3)                              $    71.7
SBA debentures                                       $   150.0

Yield on debt investments at quarter-end                  13.5%

Operating Results:
  Net investment income                              $    14.1
  Core net investment income per share (1)           $    0.25
  2025 Notes issuance cost per share                 $    0.04
  GAAP net investment income per share               $    0.21
  Distributions declared per share                   $    0.28

Portfolio Activity:
  Purchases of investments                           $    75.4
  Sales and repayments of investments                $    42.5

  Number of new portfolio companies invested                 1
  Number of existing portfolio companies invested            7
  Number of portfolio companies at quarter-end              58

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding the costs associated with the issuance of our 2025 Notes. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 9, 2013

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, May 9, 2013 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 461-2021 approximately 5-10 minutes prior to the call. International callers should dial (719) 457-2089. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through May 23, 2013 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #8422204.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2013, our portfolio totaled $1,114.9 million and consisted of $291.3 million of senior secured loans, $249.1 million of second lien secured debt, $427.6 million of subordinated debt and $146.9 million of preferred and common equity investments. Our debt portfolio consisted of 67% fixed-rate and 33% variable-rate investments (including 30% with a London Interbank Offered Rate, or LIBOR, or prime floor). Our overall portfolio consisted of 58 companies with an average investment size of $19.2 million, had a weighted average yield on debt investments of 13.5%, and was invested 26% in senior secured loans, 22% in second lien secured debt, 39% in subordinated debt and 13% in preferred and common equity investments.

As of September 30, 2012, our portfolio totaled $990.5 million and consisted of $291.7 million of senior secured loans, $191.3 million of second lien secured debt, $400.7 million of subordinated debt and $106.8 million of preferred and common equity investments. Our debt portfolio consisted of 69% fixed-rate and 31% variable-rate investments (including 26% with a LIBOR or prime floor). As of September 30, 2012, we had one non-accrual debt investment, representing 3.2% and 1.1% of our overall portfolio on a cost and fair value basis, respectively. Our overall portfolio consisted of 54 companies with an average investment size of $18.3 million, had a weighted average yield on debt investments of 13.2%, and was invested 30% in senior secured loans, 19% in second lien secured debt, 40% in subordinated debt and 11% in preferred and common equity investments.

For the three months ended March 31, 2013, we invested $75.4 million in one new portfolio company and seven existing portfolio companies with a weighted average yield on debt investments of 13.5%. Sales and repayments of long-term investments for the three months ended March 31, 2013 totaled $42.5 million. During the three months ended March 31, 2013, we had one investment restructured after going on non-accrual status. For the six months ended March 31, 2013, we invested $243.8 million in six new and 14 existing portfolio companies with a weighted average yield of 12.9% on debt investments. Sales and repayments of long-term investments for the six months ended March 31, 2013 totaled $153.4 million.

For the three months ended March 31, 2012, we invested $110.9 million in five new and four existing portfolio companies with a weighted average yield on debt investments of 13.2%. Sales and repayments of long-term investments for the three months ended March 31, 2012 totaled $49.3 million. For the six months ended March 31, 2012, we invested approximately $153.9 million in six new and 11 existing portfolio companies with a weighted average yield of 14.2% on debt investments. Sales and repayments of long-term investments for the six months ended March 31, 2012 totaled $118.5 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2013 and 2012.

Investment Income

Investment income for the three and six months ended March 31, 2013 was $31.0 million and $64.0 million, respectively, and was attributable to $9.2 million and $18.0 million from senior secured loans, $8.6 million and $15.0 million from second lien secured debt investments, $13.2 million and $29.7 million from subordinated debt investments, and zero and $1.3 million from common equity investments, respectively. This compares to investment income for the three and six months ended March 31, 2012 which was $26.4 million and $53.2 million, respectively, and was attributable to $9.4 million and $20.7 million from senior secured loans, $4.4 million and $8.5 million from second lien secured debt investments, and $12.6 million and $24.0 million from subordinated debt investments, respectively. The increase in investment income compared with the same period in the prior year was due to the growth of our portfolio which was funded through the issuance of shares and 6.25% senior notes due 2025, or 2025 Notes.

Expenses

Expenses for the three and six months ended March 31, 2013 totaled $17.0 million and $31.8 million, respectively. Base management fees for the same periods totaled $5.3 million and $10.5 million, performance-based incentive fees totaled $3.6 million and $8.1 million, debt related interest and expenses (excluding the $2.4 million debt issuance expenses associated with the 2025 Notes) totaled $4.0 million and $7.1 million, general and administrative expenses and excise tax totaled $1.7 million and $3.7 million, respectively. This compares to expenses for the three and six months ended March 31, 2012, which totaled $16.6 million and $28.4 million, respectively. Base management fee for the same respective periods totaled $4.2 million and $8.2 million, performance-based incentive fees totaled $2.4 million and $6.1 million, Credit Facility and SBA Debentures interest and expenses (excluding the $5.4 million upfront fees associated with amending and restating our Credit Facility) totaled $2.7 million and $5.1 million, general and administrative expenses totaled $1.7 million and $3.3 million and excise taxes totaled $0.2 million and $0.3 million, respectively. The increase in expenses was due to the growth of the portfolio as well as the higher cost of debt capital.

Net Investment Income

Net investment income totaled $14.1 million and $32.2 million, or $0.21 and $0.49 per share, for the three and six months ended March 31, 2013, respectively. Core net investment income (excluding $2.4 million of 2025 Notes debt issuance costs), a non-GAAP financial measure, totaled $16.5 million and $34.7 million, or $0.25 and $0.53 per share, for the three and six months ended March 31, 2013, respectively. For the same respective periods in the prior year, net investment income totaled $9.8 million and $24.8 million, or $0.18 and $0.50 per share. The increase in net investment income compared to the same period in the prior year was primarily the result of the growth of our portfolio offset by the increased cost of debt capital.

Net Realized Gain or Losses

Sales and repayments of long-term investments for the three and six months ended March 31, 2013 totaled $42.5 million and $153.4 million, respectively, and realized losses totaled $1.8 million and $1.0 million, respectively, due to sales and refinancing of our investments. Sales and repayments of long-term investments for the three and six months ended March 31, 2012 totaled $49.3 million and $118.5 million, respectively, and realized losses totaled $3.9 million and $12.0 million, respectively, due to sales and refinancing of our investments.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three and six months ended March 31, 2013, we reported unrealized appreciation on investments of $15.2 million and $25.2 million, respectively. For the three and six months ended March 31, 2012, we reported unrealized appreciation on investments of $20.8 million and $30.8 million, respectively. The change in unrealized appreciation for current periods compared to the prior periods is the result of changes in the leveraged credit markets. As of March 31, 2013 and September 30, 2012, our net unrealized appreciation (depreciation) on investments totaled $7.1 million and $(18.1) million, respectively.

For the three and six months ended March 31, 2013, our Credit Facility and 2025 Notes changed in value due to unrealized appreciation of $0.4 million and $1.0 million, respectively. For the three and six months ended March 31, 2012, our Credit Facility increased in value due to unrealized appreciation of $0.2 million and $1.4 million, respectively. The change in unrealized appreciation for current periods compared to the prior periods is the result of issuing new debt capital and the resetting of our Credit Facility to current market rates. On March 31, 2013 and September 30, 2012, net unrealized depreciation on our Credit Facility totaled $0.4 million and $0.5 million, respectively.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $27.0 million and $55.5 million, or $0.41 per share and $0.84 per share, for the three and six months ended March 31, 2013, respectively. This compares to a net increase in net assets resulting from operations which totaled $26.4 million and $42.2 million, or $0.50 per share and $0.85 per share, for the three and six months ended March 31, 2012, respectively. The change in net assets from operations is due to both unrealized appreciation on investments and net investment income.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, our debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of March 31, 2013 and September 30, 2012, we had $171.7 million (including a temporary draw of $3.5 million) and $145.0 million (including a temporary draw of $35.5 million), respectively, in outstanding borrowings under the Credit Facility, with a weighted average interest rate of 3.04% and 3.49%, respectively, exclusive of the fee on undrawn commitments of 0.50%.

As of March 31, 2013 we had $71.3 million of 2025 Notes outstanding with a fixed interest rate of 6.25%.

As of March 31, 2013 and September 30, 2012, $150.0 million in SBA debt commitments were fully drawn with a weighted average interest rate of 3.70%, exclusive of the 3.43% in upfront fees (4.04% after upfront fees). The SBA debentures upfront fees of 3.43% consist of a commitment fee of 1.00% and an issuance discount of 2.43%. Both fees are being amortized over the lives of the loans.

Our operating activities used cash of $63.1 million for the six months ended March 31, 2013, primarily for net purchases of investments. Our financing activities provided cash of $72.9 million for the same period, primarily from the proceeds of the issuance of the 2025 Notes.

Our operating activities used cash of $44.0 million for the six months ended March 31, 2012, primarily for net purchases of investments. Our financing activities used cash of $0.6 million for the same period and used proceeds from the equity offering to pay down the Credit Facility.

DISTRIBUTIONS

During the three and six months ended March 31, 2013 we declared distributions of $0.28 and $0.56 per share, respectively, for total distributions of $18.6 million and $37.2 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

RECENT DEVELOPMENTS

On April 29, 2013, we utilized the accordion feature of our Credit Facility and expanded the facility by $50 million, bringing the size of our Credit Facility to $430 million.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS
                          OF ASSETS AND LIABILITIES

                                             March 31, 2013   September 30,
                                               (unaudited)        2012
                                             --------------  --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments, at fair value (cost -
   $917,043,333 and $871,867,953,
   respectively)                             $  971,792,490  $  871,892,745
  Non-controlled, affiliated investments, at
   fair value (cost - $126,891,564 and
   $72,576,858, respectively)                   105,565,435      80,955,257
  Controlled, affiliated investments, at
   fair value (cost - $63,870,076 and
   $64,167,051, respectively)                    37,519,282      37,631,708
                                             --------------  --------------
  Total of investments, at fair value (cost
   - $1,107,804,973 and $1,008,611,862,
   respectively)                              1,114,877,207     990,479,710
Cash equivalents                                 17,333,318       7,559,453
Interest receivable                              14,621,482      14,928,862
Prepaid expenses and other assets                 5,444,939       5,999,506
                                             --------------  --------------
    Total assets                              1,152,276,946   1,018,967,531
                                             --------------  --------------
Liabilities
Distributions payable                            18,592,349      15,824,061
Payable for investments purchased                 2,935,322               -
Unfunded investments                             26,801,667      26,935,270
Credit Facility payable (cost - $171,700,000
 and $145,000,000, respectively)                171,700,000     144,452,500
SBA debentures payable (cost - $150,000,000)    150,000,000     150,000,000
2025 Notes payable (cost - $71,250,000)          71,677,500               -
Interest payable on debt                          1,809,052         854,725
Management fee payable                            5,328,100       4,791,913
Performance-based incentive fee payable           3,559,245       4,206,989
Accrued other expenses                            2,497,403       2,185,026
                                             --------------  --------------
    Total liabilities                           454,900,638     349,250,484
                                             --------------  --------------
Net assets
Common stock, 66,401,248 and 65,514,503
 shares issued and outstanding,
 respectively.
    Par value $0.001 per share and
     100,000,000 shares authorized.                  66,401          65,514
Paid-in capital in excess of par value          754,021,968     744,704,825
(Distributions in excess of) Undistributed
 net investment income                           (2,124,126)      2,804,397
Accumulated net realized loss on investments    (61,232,669)    (60,273,037)
Net unrealized appreciation (depreciation)
 on investments                                   7,072,234     (18,132,152)
Net unrealized (appreciation) depreciation
 on debt                                           (427,500)        547,500
                                             --------------  --------------
    Total net assets                         $  697,376,308  $  669,717,047
                                             ==============  ==============
    Total liabilities and net assets         $1,152,276,946  $1,018,967,531
                                             ==============  ==============
Net asset value per share                    $        10.50  $        10.22
                                             ==============  ==============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                          Three months ended          Six months ended
                               March 31,                  March 31,
                       -------------------------  -------------------------
                           2013          2012         2013         2012
                       ------------  -----------  -----------  ------------
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest             $ 28,058,570  $24,310,488  $53,827,187  $ 48,330,912
  Other income and
   dividends                876,680    1,084,688    5,242,954     2,955,202
From non-controlled,
 affiliated
 investments:
  Interest                  938,261      549,594    2,330,764     1,122,525
  Other income                    -            -      227,800             -
From controlled,
 affiliated
 investments:
  Interest                1,183,750      416,889    2,386,457       791,778
                       ------------  -----------  -----------  ------------
    Total investment
     income              31,057,261   26,361,659   64,015,162    53,200,417
                       ------------  -----------  -----------  ------------
Expenses:
  Base management fee     5,328,100    4,178,151   10,456,711     8,221,432
  Performance-based
   incentive fee          3,559,244    2,374,842    8,104,498     6,123,970
  Interest and
   expenses on debt       3,984,909    2,736,619    7,079,774     5,111,742
  Administrative
   services expenses      1,155,537      808,303    2,327,859     1,605,656
  Other general and
   administrative
   expenses                 719,423      897,849    1,479,955     1,740,194
                       ------------  -----------  -----------  ------------
  Expenses before
   taxes and debt
   issuance costs        14,747,213   10,995,764   29,448,797    22,802,994
  Tax (credit)
   expenses                (190,197)     245,000     (114,896)      280,000
  Debt issuance costs     2,437,500    5,361,319    2,437,500     5,361,319
                       ------------  -----------  -----------  ------------
  Total expenses         16,994,516   16,602,083   31,771,401    28,444,313
                       ------------  -----------  -----------  ------------
    Net investment
     income              14,062,745    9,759,576   32,243,761    24,756,104
                       ------------  -----------  -----------  ------------
Realized and
 unrealized (loss)
 gain on investments
 and debt:
Net realized (loss) on
 investments             (1,830,764)  (3,922,455)    (959,632)  (11,952,011)
Net change in
 unrealized
 appreciation
 (depreciation) on:
  Non-controlled, non-
   affiliated
   investments           26,227,226   22,470,558   32,289,547    30,535,339
  Controlled and non-
   controlled,
   affiliated
   investments          (11,059,378)  (1,692,070)  (7,085,161)      269,576
  Debt appreciation        (427,500)    (217,500)    (975,000)   (1,365,375)
                       ------------  -----------  -----------  ------------
  Net change in
   unrealized
   appreciation          14,740,348   20,560,988   24,229,386    29,439,540
                       ------------  -----------  -----------  ------------
Net realized and
 unrealized gain from
 investments and debt    12,909,584   16,638,533   23,269,754    17,487,529
                       ------------  -----------  -----------  ------------
Net increase in net
 assets resulting from
 operations            $ 26,972,329  $26,398,109  $55,513,515  $ 42,243,633
                       ------------  -----------  -----------  ------------
Net increase in net
 assets resulting from
 operations per common
 share                 $       0.41  $      0.50  $      0.84  $       0.85
                       ------------  -----------  -----------  ------------
Net investment income
 per common share      $       0.21  $      0.18  $      0.49  $       0.50
                       ------------  -----------  -----------  ------------

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com